UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2005

THE SCOTTS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

14111 Scottslawn Road, Marysville, Ohio   43041

  (Address of principal executive offices)       (Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations
Section 8 – Other Events
Section 9 – Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-2.1
EX-10.1

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a) On January 27, 2005, the Board of Directors (the “Board”) of The Scotts Company (the “Company”) adopted a resolution for a one-time cash compensation increase for Audit Committee members. Currently, Audit Committee members, as non-employee directors of the Company, each receive a $45,000 annual retainer for the Board and Board committee meetings plus reimbursement of all reasonable travel and other expenses of attending such meetings. The Board approved a one-time increase to the Audit Committee’s annual retainer from $45,000 to $57,940 for Audit Committee members and to $64,410 for the Audit Committee Chair. These increases were approved in recognition of the substantial time, effort and responsibilities that are associated with membership on the Audit Committee.

(b) At the Company’s Annual Meeting of Shareholders on January 27, 2005 (the “2005 Annual Meeting”), the proposal to approve The Scotts Company Employee Stock Purchase Plan (the “Stock Purchase Plan”) was approved by the Company’s shareholders. The Stock Purchase Plan provides a means for employees of the Company and its subsidiaries (other than Smith & Hawken, Ltd.) to authorize payroll deductions on a voluntary basis to be used for the periodic purchase of common shares of the Company.

All employees participating in the Stock Purchase Plan will have equal rights and privileges. Under the Stock Purchase Plan, eligible employees will be able to purchase common shares at a price (the “Purchase Price”) equal to at least 90% of the fair market value of the common shares of the Company at the end of the applicable offering period.

The maximum number of common shares that may be purchased under the Stock Purchase Plan is 150,000 common shares, subject to adjustment for changes in the capitalization of the Company. Common shares to be purchased under the Stock Purchase Plan may be either authorized but unissued shares or treasury shares.

The Stock Purchase Plan will be administered by a committee (the “Committee”) appointed by the Board. The Committee will establish the number of common shares that may be acquired during each offering period and administer procedures through which eligible employees may enroll in the Stock Purchase Plan. The Stock Purchase Plan provides that each offering period will consist of one calendar month, unless a different period is established by the Committee and announced to eligible employees before the beginning of the applicable offering period.

Any United States-based full-time or permanent part-time employee of the Company or a subsidiary of the Company (other than Smith & Hawken, Ltd.) who has reached age 18, is not a seasonal employee (as determined by the Committee) and has been an employee for at least 15 days before the first day of the applicable offering period will be eligible to participate in the Stock Purchase Plan. Upon enrollment, a participant must elect the rate at which he or she will make payroll contributions for the purchase of common shares. Elections may be in an amount of not less than $10 per offering period or more than $24,000 per fiscal year of the Company, unless the Committee specifies different maximum and/or minimum amounts at the beginning of the offering period. The contribution rate elected by a participant will continue in effect until modified by the participant.

A participant’s contributions will be credited to the plan account maintained on his or her behalf. On the last day of each offering period, the value of each participant’s plan account will be divided by the Purchase Price established for that offering period. Each participant will be deemed to have purchased the number of whole and fractional common shares produced by this calculation. As promptly as practicable after the end of each offering period, the Company will deliver the common shares purchased by a participant during that offering period to the custodian for the Stock Purchase Plan for deposit into that participant’s custodial account.

Common shares acquired through the Stock Purchase Plan are held in a participant’s custodial account under the Stock Purchase Plan (and may not be sold) until the earlier of (1) the date the participant terminates employment with the Company and its subsidiaries, (2) 12 full calendar months beginning after the end of the offering period in which the common shares were purchased or (3) the date on which a change in control affecting the Company occurs. Upon any such event, all whole common shares and cash held in a participant’s custodial account will be made available to him or her and fractional shares will be distributed in cash equal to the fair market value of the fractional share on the termination date.

Participants will be entitled to vote the number of common shares credited to their respective custodial accounts (including any fractional shares).

Section 8 – Other Events

Item 8.01. Other Events.

At the Company’s 2005 Annual Meeting, the proposal to approve the restructuring of the Company’s corporate structure into a holding company by merging the Company into a newly-created, wholly-owned, second-tier limited liability company subsidiary, The Scotts Company LLC, pursuant to the agreement and plan of merger attached as Annex B to the Proxy Statement/Prospectus furnished to shareholders in connection with the solicitation on behalf of the Company’s Board of proxies for use at the 2005 Annual Meeting (the “Restructuring Merger”), was approved and the related agreement and plan of merger adopted, by the Company’s shareholders.

The Company intends to consummate the Restructuring Merger and implement the restructuring of the Company’s corporate structure in the second quarter of the Company’s 2005 fiscal year. Upon the effective date of the Restructuring Merger, each of the Company’s common shares will be converted automatically into one common share of a newly-created holding company. The newly-created holding company is an Ohio corporation and will be a public company called “The Scotts Miracle-Gro Company” (“Scotts Miracle-Gro”), as successor to the Company. After the Restructuring Merger is completed, The Scotts Company LLC will be the successor to the Company and will be a direct, wholly-owned subsidiary of Scotts Miracle-Gro.

The restructuring will not affect the new parent holding company’s management, corporate governance or capital stock structure. The Company’s directors and officers immediately prior to the Restructuring Merger will be the directors and officers of the new parent holding company. The articles of incorporation, code of regulations, committee charters, code of business conduct and ethics and corporate governance guidelines of Scotts Miracle-Gro will be substantially identical to those of the Company (other than the provisions regarding the name of the corporation). Scotts Miracle-Gro will be subject to the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as successor to the Company, and will be subject to the rules and regulations of NYSE. All of the Company’s equity compensation and other employee benefit plans will become obligations of Scotts-Miracle Gro.

The rights of Scotts Miracle-Gro’s shareholders after completion of the Restructuring Merger will be the same as the rights of the Company’s shareholders prior to the Restructuring Merger.

The consolidated assets and liabilities of Scotts Miracle-Gro and its subsidiaries (including The Scotts Company LLC) immediately after the Restructuring Merger will be the same as the consolidated assets and liabilities of the Company and its subsidiaries immediately before the Restructuring Merger.

The Company’s amended and restated senior secured credit agreement, entered into on October 22, 2003, as amended, which governs the Company’s $700.0 million revolving loan facility and the Company’s $400.0 million term loan facility, contains a provision specifically permitting the Company to consummate the Restructuring Merger. The indenture governing the Company’s 6.625% senior subordinated notes due 2013, entered into on October 8, 2003, also specifically permits the Company to consummate the Restructuring Merger.

After the Restructuring Merger is completed, as permitted under the Company’s amended and restated senior secured credit agreement and the indenture governing the Company’s 6.625% senior subordinated notes due 2013, the Company intends to transfer the Company’s obligations under each agreement to Scotts Miracle-Gro. The Scotts Company LLC, as successor to the Company by merger, will then become a subsidiary guarantor of Scotts Miracle-Gro’s obligations under both the amended and restated senior secured credit agreement and the indenture governing the 6.625% senior subordinated notes due 2013, and Scotts Miracle-Gro will enter into appropriate documentation with the agent banks under the amended and restated senior secured credit agreement and the trustee under the indenture to such effect.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired:

Not applicable.

(b)	Pro forma financial information:

Not applicable.

(c)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2004, by and among The Scotts Company, The Scotts Miracle-Gro Company and The Scotts Company LLC

10.1	The Scotts Company Employee Stock Purchase Plan

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS COMPANY

Dated: February 1, 2005	By: /s/ Christopher L. Nagel
Printed Name: Christopher L. Nagel
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
Dated February 1, 2005

The Scotts Company

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 13, 2004, by and among The Scotts Company, The Scotts Miracle-Gro Company and The Scotts Company LLC

10.1	The Scotts Company Employee Stock Purchase Plan